EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of PRINCETON NATIONAL BANCORP, INC. (the “Company”) on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on November 10, 2011 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas D. Ogaard
Name: Thomas D. Ogaard
Title: President and
Chief Executive Officer
Date: November 10, 2011

/s/ Rodney D. Stickle
Name: Rodney D. Stickle, CPA
Title: Senior Vice President and
Chief Financial Officer
Date: November 10, 2011